Exhibit 99.1

Zoomcar Founder & CEO, Greg Moran, interviewed by Martin Soong and Sri Jegarajah, CNBC Squawk Box Asia.

October 14, 7:30am SG time (October 13, 7:30pm ET)

Total Interview time: 8.5 minutes.

Transcript

00:00:02 Sri Jegarajah, CNBC

And now, India based car sharing platform zoom car is aiming to list on the NASDAQ via a merger with a blank check company Innovative International Acquisition.

The transaction valuing the combined company at a little over $450 million. That includes debt. The deal is expected to be wrapped up in the first half of next year and comes at a time of heightened risk aversion.

We've already seen notable liquidations of special purpose acquisition companies this year, including SPACs owned by Bill Ackman and Chamath Palihapitiya. Right. Uh, Greg Moran is with us now co-founder and the CEO of Zoomcar joins us live from New York.

Greg, thanks for your time.

When you consider these market conditions and the high rates environment, to what extent does that affect the timeline of when Zoomcar goes public do you think that you will get the valuation that you want to achieve in this environment?

00:01:02 Greg Moran, Zoomcar

Well, thanks Sri for having me. So, I think definitely from a from a macro standpoint, you know there are certainly factors there that are you know are slightly outside of our control at Zoomcar. But, I think what we have tried to do is, is take a very reasonable view towards our overall valuation and take a very sort of balanced view on and how we think about our sort of prospects between growth as well as profitability and really taking a much more sort of calibrated view around that. And, so I think that's something which you know in this sort of environment which is a little more risk off I think certainly we've been able to demonstrate a certain capital efficiency across our history and we've been able to to do that consistently. And I think the fact that we combine that with our, you know, certain sort of economics that we've been able to attain over the last several quarters and I think that puts us in a good trajectory.

00:01:58 Sri Jegarajah, CNBC

That's interesting. Capital efficiency. So what does that imply then for a cash burn, Greg, are they are fairly conservative levels and we all know how spending is necessary in order to grow. How challenging is that going to be given the prospects for the funding winter?

00:02:22 Greg Moran, Zoomcar

Why I think one thing that's quite interesting about Zoomcar in our market position is that we were a first mover and really an early leader in the markets that we operate across India and Southeast Asia and in the MENA region, and so because of that we have significant market share such that we have not had to engage in meaningful discount wars or price wars where we've had to incur significant cash burn. So the majority of our cash burn historically has been more anchored around certain technology investments and in certain brand awareness, but you know that has actually made us significantly more efficient and that's something right now we're going ahead most of that investment would go more in towards further brand development as well as technology development So it's a more inherently efficient model from a cash burn standpoint.

00:03:13 Martin Soong, CNBC

Greg, Martin here. Let me quickly jump in. So, I guess congratulations are in order. You wrapped up your Series E funding in November. Now, you've got a SPAC exit coming up on the NASDAQ and the timing, I'm not mistaken, we were talking offline a couple of seconds ago, it said first quarter of next year, is that right?

00:03:29 Greg Moran, CNBC

That's, that's correct I think broadly I would say. The first half 2023, certainly, yeah. Yes.

00:03:33 Martin Soong, CNBC

Oh, first half of next year. OK, so let's get to your business model and uh, you know, Sri and I were looking a little bit more closely at this and it's amazing that nobody else has sort of tried to execute this before because it's even simpler than what exists and it's sort of a no brainer, right, in the case of, let's say, a first mover like Uber, the idea was to fractionalize usage of an asset. In this case, you're fractionalizing the asset itself. You got a car. You don't use it all the time, hey, when you don't rent it out and make money.

00:04:04 Greg Moran, Zoomcar

Right. That's exactly right. And I think ultimately car sharing is, is just that. And I think in our markets what makes it exceptionally unique in the emerging market geographies is that you have car ownership rates that are less than 10%. So, the vast majority people don't actually own a car. But when you think about the use cases and the need, most people actually need a car at least two or three times over the course of the month. And, so you have this incredible sort of demand pull from the broad middle class.

And so that's actually hundreds of millions of individuals when you look at that aggregate. And then on the supply side, you actually have over 200,000,000 cars across these geographies. India alone is over 50 million cars then and the majority of these cars are used just one to two hours a day, so you have this incredible idle supply capacity and so Zoomcar as a platform is sitting right in the middle there, allowing these individuals who own vehicles that are not being used.

00:04:58 Martin Soong, CNBC

Yeah, and that's the beauty of it is it not Greg? You call Zoomcar a platform but actually you're a, you're a virtual marketplace, you're a basically a a car rental broker or middleman, right. You don't actually own the assets. Whoever decides to put his car up for rental on your platform owns the asset. Yet, with each transaction you take a 40% cut. You know, on the surface that sounds like a pretty profitable business model, but my question to you is, what about risk? What about liability? What if the fella who's decided to rent somebody else’s car can't pay? What if the car never comes back? I don't know. Gets burned and lost?

00:05:40 Greg Moran, Zoomcar

Right. So I think those are all important questions and I think we take great care to really invest behind the technology in the vehicle. So we have our own sort of custom hardware that we fit in all vehicles to allow for additional safety and security monitoring from remote digital entry through a keyless entry system through your smart phone which is very, very powerful along with having real time driver behavior monitoring and also the ability to have a remote engine and mobilization capability. So again, more peace of mind for that vehicle owner and host, and then also more seamlessness and more frictionless experiences for the guest.

00:06:17 Martin Soong, CNBC

So, what I notice also is that right now you know starting in India and in terms of expansion and looking at mostly EM markets, Southeast Asia, sub-Saharan Africa etc. And these are places where car penetration is actually so very low with a lot of headroom to grow, right? And, Sri and I were talking about this and you know, it reminds us of in a lot of EM places where you know everybody wants to get on the real estate ladder, right? When you can afford it, when you've scrimped and saved and got enough money for a down payment, you buy a condo or an apartment or whatever, right? But because it's so expensive, you're hoping and betting there's somebody that are rented out for you to subsidize those monthly payments sent to the bank. Uh, in this case is that part of the incentive for folks, car owners to join Zoomcar?

00:07:04 Greg Moran, Zoomcar

Yes, absolutely. And I think it's ultimately and you hit it on the head there, you know I think there's people who want to kind of move up that ladder. But, the reality is that in many cases, yeah, they just, they simply can't get there without that additional support and the subvention what we see is that you know over 80% the vast majority of people who are on the platform are actually people who use their car themselves and they use us as an ability, as a means to subvent their day-to-day, month to month payment. And so that's actually really powerful. So, they use the car for some days and then the other days the other days they can actually put it with us in the platform.

00:07:42 Sri Jegarajah, CNBC

Greg, In terms of target expansion areas, any plans to enter the China market?

00:07:50 Greg Moran, Zoomcar

So that's an interesting question. I I think certainly India has been the predominant focus for us, it still has over 90% of our business. But I think ultimately markets like China while certainly you know very, very significant and probably even more significant than India. But, I think there are certain unique elements to the Chinese market which potentially make it more challenging. So, I think at least for the foreseeable future, you know China would not be a focus area.

00:08:18 Martin Soong, CNBC

Right. At least not for now, understood. Greg, listen, fantastic talking to you. Thank you for spending time with us, appreciate it. Please continue to keep safe then we'll do it again very soon I hope.

Greg Moran, co-founder and also CEO of Zoomcar joining us live.